Exhibit 99.1 news release

Ovintiv Reports Third Quarter 2025 Financial and Operating Results

Full Year Production Guidance Increased, Capital Investment Unchanged

Highlights:

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Generated cash from operating activities of $812 million, Non-GAAP Cash Flow of $895 million and Non-GAAP Free Cash Flow of $351 million after capital expenditures of $544 million
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Third quarter production was at or above the high end of the guidance range on every product with average total production volumes of 630 thousand barrels of oil equivalent per day ("MBOE/d"), including 212 thousand barrels per day ("Mbbls/d") of oil and condensate, 98 Mbbls/d of other NGLs (C2 to C4) and 1,925 million cubic feet per day ("MMcf/d") of natural gas
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Reduced Net Debt by $126 million during the quarter to approximately $5.187 billion
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Returned $235 million to shareholders through the combination of base dividend payments and share buybacks
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Raised full year production guidance to a range of 610 MBOE/d to 620 MBOE/d, including oil and condensate of 208 Mbbls/d to 210 Mbbls/d and natural gas of 1,850 MMcf/d to 1,870 MMcf/d
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Full year capital guidance range maintained at $2.125 billion to $2.175 billion
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Full year current tax expense guidance reduced by approximately 50% from original 2025 guidance to reflect the impact of internal restructuring and evolving U.S. tax guidelines
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Received regulatory approval for the renewal of the Company’s NCIB program, which enables it to purchase, for cancellation or return to treasury, up to approximately 22.3 million shares of common stock over a 12-month period

DENVER, November 4, 2025 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) today announced its third quarter 2025 financial and operating results. The Company plans to hold a conference call and webcast at 8:00 a.m. MT (10:00 a.m. ET) on November 5, 2025. Please see dial-in details within this release, as well as additional details on the Company's website at www.ovintiv.com under Presentations and Events – Ovintiv.

“Our strong third quarter results continue to demonstrate our track record of operational excellence and driving capital efficiency to maximize free cash flow," said Ovintiv President and CEO, Brendan McCracken. "Our high-graded, multi-product portfolio enhances the resiliency of our returns, and our leading capital efficiency is enabling us to deliver 10,000 BOE per day more in expected full year volumes for about $50 million less capital than our original 2025 plan.”

Third Quarter 2025 Financial and Operating Results

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The Company recorded net earnings of $148 million, or $0.57 per diluted share of common stock, including a non-cash ceiling test impairment of $108 million, after tax, or $0.42 per share diluted.
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Cash from operating activities was $812 million, Non-GAAP Cash Flow was $895 million, and capital investment totaled approximately $544 million, resulting in $351 million of Non-GAAP Free Cash Flow.
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Third quarter average total production volumes were approximately 630 MBOE/d, including 212 Mbbls/d of oil and condensate, 98 Mbbls/d of other NGLs (C2 to C4) and 1,925 MMcf/d of natural gas.
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Upstream operating expense was $3.71 per barrel of oil equivalent ("BOE"). Upstream transportation and processing costs were $7.59 per BOE. Production, mineral and other taxes were $1.24 per BOE, or 4.2% of upstream product revenue. These costs were below the midpoint of guidance on a combined basis.
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Excluding the impact of hedges, third quarter average realized prices were $64.30 per barrel for oil and condensate (99% of WTI), $16.91 per barrel for other NGLs (C2 to C4) and $1.79 per thousand cubic feet ("Mcf") for natural gas (58% of NYMEX) resulting in a total average realized price of $29.69 per BOE.

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Including the impact of hedges, the average realized prices for oil and condensate was $64.49 (99% of WTI), $17.22 per barrel for other NGLs (C2 to C4), and the average realized price for natural gas was $2.01 per Mcf (65% of NYMEX) resulting in a total average realized price of $30.48 per BOE.

Guidance

The Company issued its fourth quarter 2025 guidance and increased the midpoint of its full year production guidance while maintaining expected capital investment. Full year production volumes are now expected to average 610 to 620 MBOE/d, with full year expected capital investment of $2.125 billion to $2.175 billion. Full year current tax is now expected to be $70 to $85 million, or 50% lower than previous expectations due to the impact of internal restructuring and evolving U.S. tax guidelines.

	4Q 2025E	Original FY 2025E	Prior FY 2025E	Updated FY 2025E
Total Production (MBOE/d)	610 – 630	595 – 615	600 – 620	610 – 620
Oil & Condensate (Mbbls/d)	203 – 209	202 – 208	205 – 209	208 – 210
NGLs (C2 - C4) (Mbbls/d)	95 – 99	87 – 92	93 – 96	94 – 96
Natural Gas (MMcf/d)	1,875 – 1,925	1,825 – 1,875	1,825 – 1,875	1,850 – 1,870
Capital Investment ($MM)	$440 – $490	$2,150 – $2,250	$2,125 – $2,175	$2,125 – $2,175

Returns to Shareholders

In the third quarter, the Company purchased for cancellation, approximately 3.7 million shares of common stock for consideration of approximately $158 million and paid dividends of $0.30 per share of common stock totaling $77 million.

Continued Balance Sheet Focus

Ovintiv had approximately $3.3 billion in total liquidity as at September 30, 2025, which included available credit facilities of $3.5 billion, available uncommitted demand lines of $122 million, and cash and cash equivalents of $25 million, net of outstanding commercial paper of $360 million.

Ovintiv reported Debt to EBITDA of 1.8 times and Non-GAAP Debt to Adjusted EBITDA of 1.2 times.

The Company remains committed to maintaining a strong balance sheet and is currently rated investment grade by four credit rating agencies. Ovintiv maintains a long-term leverage target of 1.0 times Non-GAAP Debt to Adjusted EBITDA at mid-cycle prices, with an associated long-term total debt target of $4.0 billion.

Dividend Declared

On November 4, 2025, Ovintiv’s Board declared a quarterly dividend of $0.30 per share of common stock payable on December 31, 2025, to shareholders of record as of December 15, 2025.

Asset Highlights

Permian

Permian production averaged 210 MBOE/d (79% liquids) in the third quarter. The Company had 30 net wells turned in line (“TIL”). Full year capital investment in the play is expected to total approximately $1.20 billion to $1.25 billion to bring on 130 to 140 net wells.

Montney

Montney production averaged 318 MBOE/d (26% liquids) in the third quarter. The Company had 19 net wells TIL. Full year capital investment in the play is expected to total approximately $575 million to $625 million to bring on 75 to 85 net wells.

Anadarko

Anadarko production averaged 102 MBOE/d (60% liquids) in the third quarter. The Company had 14 net wells TIL. Full year capital investment in the play is expected to total approximately $290 million to $310 million to bring on 37 net wells.

For additional information on the Company’s quarterly results, please refer to the Third Quarter 2025 Results Presentation available on Ovintiv's website, www.ovintiv.com under Presentations and Events – Ovintiv. Supplemental Information, and Non-GAAP Definitions and Reconciliations, are available on Ovintiv's website under Financial Documents Library.

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Conference Call Information

A conference call and webcast to discuss the Company’s third quarter results will be held at 8:00 a.m. MT (10:00 a.m. ET) on November 5, 2025.

To join the conference call without operator assistance, you may register and enter your phone number at https://emportal.ink/428xJ0S to receive an instant automated call back. You can also dial direct to be entered to the call by an Operator. Please dial 888-510-2154 (toll-free in North America) or 437-900-0527 (international) approximately 15 minutes prior to the call.

The live audio webcast of the conference call, including slides and financial statements, will be available on Ovintiv's website, www.ovintiv.com under Investors/Presentations and Events. The webcast will be archived for approximately 90 days.

Refer to Note 1 Non-GAAP measures and the tables in this release for reconciliation to comparable GAAP financial measures.

Capital Investment and Production

(for the period ended September 30)	3Q 2025	3Q 2024
Capital Expenditures (1)($ millions)	544	538
Oil (Mbbls/d)	137.6	168.4
NGLs – Plant Condensate (Mbbls/d)	74.2	44.0
Oil & Plant Condensate (Mbbls/d)	211.8	212.4
NGLs – Other (Mbbls/d)	97.7	92.6
Total Liquids (Mbbls/d)	309.5	305.0
Natural gas (MMcf/d)	1,925	1,725
Total production (MBOE/d)	630.4	592.6

(1) Including capitalized directly attributable internal costs.

Third Quarter Financial Summary

(for the period ended September 30) ($ millions)	3Q 2025	3Q 2024
Cash From (Used In) Operating Activities Deduct (Add Back): Net change in other assets and liabilities Net change in non-cash working capital	812 (7) (76)	1,022 19 25
Non-GAAP Cash Flow (1)	895	978

Non-GAAP Cash Flow (1)	895	978
Less: Capital Expenditures (2)	544	538
Non-GAAP Free Cash Flow (1)	351	440

Net Earnings (Loss) Before Income Tax Before-tax (Addition) Deduction: Unrealized gain (loss) on risk management Impairments Non-operating foreign exchange gain (loss)	192 (20) (141) 2	558 31 - (16)
Adjusted Earnings (Loss) Before Income Tax Income tax expense (recovery)	351 84	543 54
Non-GAAP Adjusted Earnings (1)	267	489

(1) Non-GAAP Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Adjusted Earnings are non-GAAP measures as defined in Note 1.

(2) Including capitalized directly attributable internal costs.

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Realized Pricing Summary (Including the impact of realized gains (losses) on risk management)

(for the period ended September 30)	3Q 2025	3Q 2024
Liquids ($/bbl)
WTI	64.93	75.09
Realized Liquids Prices
Oil	66.51	73.23
NGLs – Plant Condensate	60.73	67.30
Oil & Plant Condensate	64.49	72.00
NGLs – Other	17.22	18.33
Total NGLs	36.01	34.12

Natural Gas
NYMEX ($/MMBtu)	3.07	2.16
Realized Natural Gas Price ($/Mcf)	2.01	1.88

Cost Summary

(for the period ended September 30) ($/BOE)	3Q 2025	3Q 2024
Production, mineral and other taxes	1.24	1.56
Upstream transportation and processing	7.59	7.31
Upstream operating	3.71	4.17
Administrative, excluding long-term incentive, restructuring and legal costs	1.17	1.24

Debt to EBITDA (1)

($ millions, except as indicated)	September 30, 2025	December 31, 2024
Long-Term Debt, including Current Portion	5,212	5,453

Net Earnings (Loss)	236	1,125
Add back (Deduct):
Depreciation, depletion and amortization	2,191	2,290
Interest	389	412
Income tax expense (recovery)	61	226
EBITDA	2,877	4,053
Debt to EBITDA (times)	1.8	1.3

1) Debt to EBITDA is a non-GAAP measure as defined in Note 1.

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Debt to Adjusted EBITDA (1)

($ millions, except as indicated)	September 30, 2025	December 31, 2024
Long-Term Debt, including Current Portion	5,212	5,453

Net Earnings (Loss)	236	1,125
Add back (Deduct):
Depreciation, depletion and amortization Impairments	2,191 1,321	2,290 450
Accretion of asset retirement obligation	26	19
Interest	389	412
Unrealized (gains) losses on risk management	87	136
Foreign exchange (gain) loss, net	27	(19)
Other (gains) losses, net	(16)	(165)
Income tax expense (recovery)	61	226
Adjusted EBITDA	4,322	4,474
Debt to Adjusted EBITDA (times)	1.2	1.2
1)
Debt to Adjusted EBITDA is a non-GAAP measure as defined in Note 1.

Hedge Details as of September 30, 2025

Oil and Condensate Hedges ($/bbl)	4Q 2025	1Q 2026	2Q 2026	3Q 2026	4Q 2026	2027	2028
WTI 3-Way Options Call Strike Put Strike Sold Put Strike	50 Mbbls/d $76.57 $65.00 $50.00	45 Mbbls/d $72.32 $62.01 $51.67	40 Mbbls/d $70.62 $61.51 $51.25	30 Mbbls/d $71.24 $60.00 $50.00	0 - - -	0 - - -	0 - - -

Natural Gas Hedges ($/Mcf)	4Q 2025	1Q 2026	2Q 2026	3Q 2026	4Q 2026	2027	2028
NYMEX 3-Way Options Call Strike Put Strike Sold Put Strike	500 MMcf/d $4.47 $3.00 $2.25	500 MMcf/d $7.95 $3.33 $2.70	450 MMcf/d $5.92 $3.33 $2.58	450 MMcf/d $5.92 $3.33 $2.58	450 MMcf/d $5.92 $3.33 $2.58	0 - - -	0 - - -
AECO Nominal Basis Swaps	190 MMcf/d ($1.08)	0 -	0 -	0 -	0 -	20 MMcf/d ($1.38)	20 MMcf/d ($1.38)
AECO % of NYMEX Swaps	100 MMcf/d 72%	0 -	0 -	0 -	0 -	0 -	0 -
AECO Fixed Price Swaps	0 -	50 MMcf/d $2.35	50 MMcf/d $2.35	50 MMcf/d $2.35	50 MMcf/d $2.35	0 -	0 -

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Important information

Ovintiv reports in U.S. dollars unless otherwise noted. Production, sales and reserves estimates are reported on an after-royalties basis, unless otherwise noted. Unless otherwise specified or the context otherwise requires, references to “Ovintiv,” “we,” “its,” “our” or to “the Company” includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

Please visit Ovintiv’s website and Investor Relations page at www.ovintiv.com and investor.ovintiv.com, where Ovintiv often discloses important information about the Company, its business, and its results of operations.

NI 51-101 Exemption

The Canadian securities regulatory authorities have issued a decision document (the “Decision”) granting Ovintiv exemptive relief from the requirements contained in Canada’s National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). As a result of the Decision, and provided that certain conditions set out in the Decision are met on an on-going basis, Ovintiv will not be required to comply with the Canadian requirements of NI 51-101 and the Canadian Oil and Gas Evaluation Handbook. The Decision permits Ovintiv to provide disclosure in respect of its oil and gas activities in the form permitted by, and in accordance with, the legal requirements imposed by the U.S. Securities and Exchange Commission (“SEC”), the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules of the NYSE. The Decision also provides that Ovintiv is required to file all such oil and gas disclosures with the Canadian securities regulatory authorities on www.sedar.com as soon as practicable after such disclosure is filed with the SEC.

NOTE 1: Non-GAAP Measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

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Non-GAAP Cash Flow is a non-GAAP measure defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital.
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Non-GAAP Free Cash Flow is a non-GAAP measure defined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures.
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Non-GAAP Adjusted Earnings is a non-GAAP measure defined as net earnings (loss) excluding non-cash items that the Company’s management believes reduces the comparability of the Company's financial performance between periods. These items may include, but are not limited to, unrealized gains/losses on risk management, impairments, non-operating foreign exchange gains/losses, and gains/losses on divestitures. Income taxes includes adjustments to normalize the effect of income taxes calculated using the estimated annual effective income tax rate. In addition, any valuation allowances are excluded in the calculation of income taxes.
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Adjusted EBITDA, Debt to EBITDA and Debt to Adjusted EBITDA (Leverage Target/Ratio) are non-GAAP measures. EBITDA is defined as trailing 12-month net earnings (loss) before income taxes, depreciation, depletion and amortization, and interest. Adjusted EBITDA is EBITDA adjusted for impairments, accretion of asset retirement obligation, unrealized gains/losses on risk management, foreign exchange gains/losses, gains/losses on divestitures and other gains/losses. Debt to EBITDA is calculated as long-term debt, including the current portion, divided by EBITDA. Debt to Adjusted EBITDA is calculated as long-term debt, including the current portion, divided by Adjusted EBITDA. Adjusted EBITDA, Debt to EBITDA and Debt to Adjusted EBITDA are non-GAAP measures monitored by management as indicators of the Company’s overall financial strength.
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Net Debt is a non-GAAP measure defined as long-term debt, including the current portion, less cash and cash equivalents.

ADVISORY REGARDING OIL AND GAS INFORMATION – The conversion of natural gas volumes to barrels of oil equivalent (BOE) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including

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Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company, including third quarter and fiscal year 2025 guidance and expected free cash flow, the expectation of delivering sustainable durable returns to shareholders in future years, plans regarding capital allocation, share buybacks and debt reduction, the ability of the Company to timely achieve its stated environmental, social and governance goals, targets and initiatives, the anticipated timing of bringing wells online, and the ability to achieve targeted per well cost reduction synergies, are forward-looking statements. When used in this news release, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “on track”, “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Readers are cautioned against unduly relying on forward-looking statements which, are based on current expectations and by their nature, involve numerous assumptions that are subject to both known and unknown risks and uncertainties (many of which are beyond our control) that may cause such statements not to occur, or actual results to differ materially and/or adversely from those expressed or implied. These assumptions include, without limitation: future commodity prices and basis differentials; the Company's ability to successfully integrate the Montney assets; the ability of the Company to access credit facilities and capital markets; the availability of attractive commodity or financial hedges and the enforceability of risk management programs; the Company's ability to capture and maintain gains in productivity and efficiency; the ability for the Company to generate cash returns and execute on its share buyback plan; expectations of plans, strategies and objectives of the Company, including anticipated production volumes and capital investment; the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment; the impact of changes in federal, state, provincial, local and tribal laws, rules and regulations, including the impact of changes in trade policies and tariffs; and projections made in light of, and generally consistent with, the Company's historical experience and its perception of historical industry trends; and the other assumptions contained herein.

Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly; revise or keep current any forward-looking statements. The forward-looking statements contained or incorporated by reference in this news release, and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

The reader should carefully read the risk factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other filings with the SEC or Canadian securities regulators, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

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